UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2016

Date of Report (Date of earliest event reported)

LUMINAR MEDIA GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54958	45-2283057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 Van Dyke Rd., Suite 313, Tampa FL	33558
(Address of principal executive offices)	(Zip Code)

(770) 329-5298

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

On October 3, 2016, Luminar Media Group Inc. (the “Company”) was informed that Anton&Chia, LLP (“Anton”), was resigning as its independent registered public accounting firm. The reports of Anton on the Company’s financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as that the reports of Anton for the fiscal years ended December 31, 2015 and 2014 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and through the date of this report, it has had no disagreements with Anton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton, would have caused it to make reference to the subject matter of such disagreements in its report on the Company’s financial statements for such periods.

During the Company’s two most recent fiscal years and through the date of this report on Form 8-K, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the SEC.

The Company provided Anton with a copy of this disclosure before its filing with the SEC. The Company requested that Anton provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and the Company received a letter from Anton stating that it agrees with the above statements.  A copy of the letter from Anton is attached hereto as Exhibit 16.1.

New Independent Registered Public Accounting Firm

The Company’s Board of Directors appointed McGovern, Hurley, Cunningham, LLP (“McGovern”) as its new independent registered public accounting firm, effective as of October 26, 2016. During the two most recent fiscal years and through the date of the Company’s engagement of McGovern, the Company did not consult with McGovern regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging McGovern, McGovern did not provide the Company with either written or oral advice that was an important factor considered by the Company in reaching a decision to McGovern as its independent accounting firm.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2016, Chris Cook was appointed as a director of the Company and as the Company’s CEO.

Mr. Cook has more than 15 years of experience in mergers and acquisitions, corporate finance and helping companies grow. Most recently he was Vice President of Hawk Capital (Canada) Inc., a boutique corporate finance company, advising private companies on financing requirements, setting go-to-market strategies. mergers and acquisitions and identifying new business opportunities. Prior to that, he was the CFO of AscelBioInc.

Mr. Cook holds a TRIUM Global Executive MBA, one of the leading programs for global leaders jointly issued by New York University Stern School of Business, London School of Economics and Political Science, and HEC Paris School of Management.

Also on October 18, 2016, Tony Khoury resigned as a director of the Company and from all other positions he held with the Company. Mr. Khoury had no disputes with the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.         Description

16.1Letter of Anton & Chia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Chris Cook _______________________________________ Chris Cook, CEO/Director

Date: October 28, 2016